                                                                   EXHIBIT 12(a)

WEYERHAEUSER COMPANY AND SUBSIDIARIES
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
(Dollar Amounts in Thousands)


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
                                                                          TWENTY-SIX
                                                                          WEEKS ENDING
                                                                   ----------------------------
                                                                     JULY 1,          JUNE 25
                                                                      2001              2000            2000             1999
                                                                   -----------      -----------      -----------      -----------
Available earnings:
     Earnings before interest expense, amortization of
        debt expense, income taxes and cumulative effect
        of a change in an accounting principle ................    $   704,576      $   864,722      $ 1,677,577      $ 1,276,905
     Add interest portion of rental expense ...................         22,708           21,130           42,063           27,515
                                                                   -----------      -----------      -----------      -----------

     Available earnings before cumulative effect of a
      change in an accounting principle .......................    $   727,284      $   885,852      $ 1,719,640      $ 1,304,420
                                                                   ===========      ===========      ===========      ===========

Fixed charges:
     Interest expense incurred:
       Weyerhaeuser Company and subsidiaries
         excluding Weyerhaeuser Real Estate Company,
         Weyerhaeuser Financial Services, Inc. and
         Gryphon Investments of Nevada, Inc.
         and their subsidiaries ...............................    $   173,880      $   171,022      $   352,341      $   274,599
       Weyerhaeuser Real Estate Company and
         consolidated subsidiaries ............................         32,661           30,799           67,733           58,434
       Weyerhaeuser Financial Services, Inc.
         and consolidated subsidiaries ........................          4,541            8,411           15,823           16,002
       Gryphon Investments of Nevada, Inc. ....................              0                0                0                0
                                                                   -----------      -----------      -----------      -----------

                 Subtotal .....................................        211,082          210,232          435,897          349,035
       Less intercompany interest .............................            681              512              568            2,230
                                                                   -----------      -----------      -----------      -----------

       Total interest expense incurred ........................        210,401          209,720          435,329          346,805
                                                                   -----------      -----------      -----------      -----------

       Amortization of debt expense ...........................          1,748            1,644            3,331            3,957
                                                                   -----------      -----------      -----------      -----------

       Rental expense:
         Weyerhaeuser Company and consolidated
           subsidiaries .......................................         63,691           58,857          117,307           74,918
         Weyerhaeuser Real Estate Company and
           consolidated subsidiaries ..........................          4,433            4,484            8,779            7,473
         Weyerhaeuser Financial Services, Inc.
           and consolidated subsidiaries ......................              0               49              103              154
       Gryphon Investments of Nevada, Inc. ....................              0                0                0                0
                                                                   -----------      -----------      -----------      -----------

                                                                        68,124           63,390          126,189           82,545
                                                                   -----------      -----------      -----------      -----------

         Interest portion of rental expense ...................         22,708           21,130           42,063           27,515
                                                                   -----------      -----------      -----------      -----------


           Fixed Charges ......................................    $   234,857      $   232,494      $   480,723      $   378,277
                                                                   ===========      ===========      ===========      ===========

     Ratio of earnings to fixed charges .......................           3.10             3.81             3.58             3.45
                                                                   ===========      ===========      ===========      ===========
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




                                                                       1998             1997             1996
                                                                    -----------      -----------      -----------
Available earnings:
     Earnings before interest expense, amortization of
        debt expense, income taxes and cumulative effect
        of a change in an accounting principle ................     $   756,715      $   900,886      $ 1,089,493
     Add interest portion of rental expense ...................          23,698           24,321           22,023
                                                                    -----------      -----------      -----------

     Available earnings before cumulative effect of a
      change in an accounting principle .......................     $   780,413      $   925,207      $ 1,111,516
                                                                    ===========      ===========      ===========

Fixed charges:
     Interest expense incurred:
       Weyerhaeuser Company and subsidiaries
         excluding Weyerhaeuser Real Estate Company,
         Weyerhaeuser Financial Services, Inc. and
         Gryphon Investments of Nevada, Inc.
         and their subsidiaries ...............................     $   260,014      $   267,644      $   269,927
       Weyerhaeuser Real Estate Company and
         consolidated subsidiaries ............................          60,546           69,165           65,402
       Weyerhaeuser Financial Services, Inc.
         and consolidated subsidiaries ........................          21,311           40,447           66,516
       Gryphon Investments of Nevada, Inc. ....................               0                0                0
                                                                    -----------      -----------      -----------

                 Subtotal .....................................         341,871          377,256          401,845
       Less intercompany interest .............................          13,753              407           (1,707)
                                                                    -----------      -----------      -----------

       Total interest expense incurred ........................         328,118          376,849          403,552
                                                                    -----------      -----------      -----------

       Amortization of debt expense ...........................           3,595            3,225            3,237
                                                                    -----------      -----------      -----------

       Rental expense:
         Weyerhaeuser Company and consolidated
           subsidiaries .......................................          65,508           66,008           50,477
         Weyerhaeuser Real Estate Company and
           consolidated subsidiaries ..........................           5,361            3,848            4,020
         Weyerhaeuser Financial Services, Inc.
           and consolidated subsidiaries ......................             225            3,107           11,573
       Gryphon Investments of Nevada, Inc. ....................               0                0                0
                                                                    -----------      -----------      -----------

                                                                         71,094           72,963           66,070
                                                                    -----------      -----------      -----------

         Interest portion of rental expense ...................          23,698           24,321           22,023
                                                                    -----------      -----------      -----------


           Fixed Charges ......................................     $   355,411      $   404,395      $   428,812
                                                                    ===========      ===========      ===========

     Ratio of earnings to fixed charges .......................            2.20             2.29             2.59
                                                                    ===========      ===========      ===========
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